Exhibit 99.1

ARMADA HOFFLER PROPERTIES, INC. ANNOUNCES DIVIDEND FOR THE THIRD QUARTER

- Declares Dividend of $0.16 Per Share -

VIRGINIA BEACH, VA, August 13, 2013—Armada Hoffler Properties, Inc. (NYSE: AHH) today announced that its Board of Directors has declared a dividend of $0.16 per share on the Company’s shares of common stock for the third quarter of 2013. The dividend will be payable in cash on October 10, 2013 to stockholders of record on October 1, 2013.

About Armada Hoffler Properties, Inc.

Armada Hoffler Properties, Inc. is a full service real estate company with extensive experience developing, building, owning and managing high-quality, institutional-grade office, retail and multifamily properties in attractive markets throughout the Mid-Atlantic United States. The Company has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements include statements related to the payment of the Company’s quarterly dividend. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s registration statement on Form S-11 and other documents filed by the Company with the Securities and Exchange Commission.

Contact:

Investor Relations

Email: InvestorRelations@ArmadaHoffler.com

Phone: (757) 366-6620

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